Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 4, 2022, upon the completion of the mergers (“Mergers”) pursuant to that certain Agreement and Plan of Merger, by and among Skillsoft Corp. (the “Company”), Ryzac, Inc., a Delaware corporation (“Codecademy”), Skillsoft Finance II, Inc., a Delaware corporation (the “Borrower”), Skillsoft Newco I, Inc., a Delaware corporation and direct wholly-owned subsidiary of Borrower (“Merger Sub I”), Skillsoft Newco II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Borrower (“Merger Sub II”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative of the equity holders of Codecademy. Pursuant to the completion of the Mergers, the Company acquired Codecademy. The Codecademy acquisition was completed on April 4, 2022 for total consideration of approximately $386.0 million, consisting of the issuance of 30.4 million common shares and a net cash payment of $203.4 million.

In connection with the Mergers, the Borrower entered into Amendment No. 1 to the Credit Agreement, dated as of April 4, 2022 (the “First Amendment”), among Skillsoft Finance II, Holdings, certain subsidiaries of Skillsoft Finance II, as guarantors, Citibank N.A., as administrative agent, and the financial institutions parties thereto as Term B-1 Lenders, which amended the Credit Agreement (as amended by the First Amendment, the “Amended Credit Agreement”). The senior secured incremental term loan is referred to as the “Codecademy Financing Transaction.”

The First Amendment provides for the incurrence of up to $160 million of Term B-1 Loans (the “Term B-1 Loans”) under the Amended Credit Agreement. In addition, the First Amendment, among other things, (a) provides for early opt-in to the Secured Overnight Financing Rate (SOFR) for the existing term loans under the Credit Agreement (such existing term loans together with the Term B-1 Loans, the “Initial Term Loans”) and (b) provides for the applicable margin for the Initial Term Loans at 4.25% with respect to base rate borrowings and 5.25% with respect to SOFR borrowings.

Prior to the maturity thereof, the Initial Term Loans will be subject to quarterly amortization payments of 0.25% of the principal amount. The Amended Credit Agreement requires that any prepayment of the Initial Term Loans in connection with a repricing transaction shall be subject to (i) a 2.00% premium on the amount of Initial Term Loans prepaid if such prepayment occurs prior to July 16, 2022 and (ii) a 1.00% premium on the amount of Initial Term Loans prepaid in connection with a Repricing Transaction (as defined in the Amended Credit Agreement), if such prepayment occurs on or after July 16, 2022 but on or prior to January 16, 2023. The proceeds of the Term B-1 Loans were used by the Company to finance, in part, the Codecademy acquisition, and to pay costs, fees, and expenses related thereto.

The unaudited pro forma condensed combined financial information (“Unaudited Pro Forma Financial Information”) included herein presents the unaudited pro forma condensed combined balance sheet (“Pro Forma Balance Sheet”) and unaudited pro forma condensed combined statement of operations (“Pro Forma Statement of Operations”) based upon the historical financial statements of Skillsoft and Codecademy, after giving effect to the Mergers and the Codecademy Financing Transaction (collectively, the “Codecademy Transaction”), and the adjustments described in the accompanying notes.

The Pro Forma Balance Sheet as of January 31, 2022 gives effect to the Mergers and the Codecademy Financing Transaction as if each of them had occurred on January 31, 2022. The Pro Forma Statements of Operations give effect to the Mergers and the Codecademy Financing Transaction as if each of them had occurred on February 1, 2021.

The Unaudited Pro Forma Financial Information set out below has been prepared in accordance with Article 11 of Regulation S-X, as amended by the SEC Final Rule Release No. 33 10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses (“Regulation S-X”), using accounting policies in accordance with GAAP.

The Unaudited Pro Forma Financial Information reflects Codecademy Transaction accounting adjustments that Skillsoft management believes are necessary to present fairly the Pro Forma Balance Sheet and Pro Forma Statement of Operations.

The Unaudited Pro Forma Financial Information has been prepared for illustrative purposes only. The hypothetical financial position included in the Unaudited Pro Forma Financial Information may differ from Skillsoft’s actual financial position following the Mergers. The Unaudited Pro Forma Financial Information has been prepared on the basis set out in the notes below and has been prepared in a manner consistent with the accounting policies applied by Skillsoft in its historical financial statements for the year ended January 31, 2022. In preparing the Unaudited Pro Forma Financial Information, no adjustments have been made to reflect the potential operating synergies, dis-synergies, and administrative cost savings or the costs of integration activities that could result from the combination of Skillsoft and Codecademy.

Unaudited Condensed Pro Forma Combined Balance Sheet
As of January 31, 2022
(in thousands)

	Historical As of January 31, 2022		Historical As of December 31, 2021					As of January 31, 2022
				Codecademy		Codecademy Transaction
	Skillsoft Corp.		Codecademy (Note 2)	Financing Transaction (Note 3)		Accounting Adjustments (Note 4)		Pro Forma Condensed Combined
ASSETS
Current Assets
Cash and cash equivalents	$154,672		$45,005	$157,088	3A	$(42,005)	4A	$107,814
				-		(203,434)	4B
				-		(3,512)	4F
Restricted cash	14,251		-	-		-		14,251
Accounts receivable, net	212,463		311	-		-		212,774
Prepaid expenses and other current assets	45,837		2,338	-		-		48,175
Total Current Assets	427,223		47,654	157,088		(248,951)		383,014
Property and equipment, net	18,084		443	-		-		18,527
Goodwill	871,504		-	-		309,146	4E	1,180,650
Intangible assets, net	869,487		2,373	-		109,627	4E	981,487
Right of use assets	19,925		1,238	-		-		21,163
Deferred tax assets	-		-	-		-		-
Other assets	15,725		766	-		-		16,491
TOTAL ASSETS	$2,221,948		$52,474	$157,088		$169,822		$2,601,332
Current liabilities
Current maturities of long-term debt	$4,800		$-	$1,600	3A	$-		$6,400
Borrowings under accounts receivable facility	74,629		-	-				74,629
Accounts payable	25,661		-	-		-		25,661
Accrued compensation	51,115		-	-		-		51,115
Accrued expenses and other current liabilities	51,017		3,661	-		-		54,678
Lease liability	6,895		1,238	-		-		8,133
Deferred revenue	331,605		16,744	-		-		348,349
Total Current Liabilities	545,722		21,643	1,600		-		568,965
Long-term Debt	462,185		-	155,488	3A	-		617,673
Warrant liabilities	28,199		-	-		-		28,199
Deferred tax liabilities	99,911		-	-		21,615	4G	121,526
Long-term lease liabilities	13,355		-	-		-		13,355
Deferred revenue -non-current	1,248		-	-		-		1,248
Other long-term liabilities	11,430		-	-		-		11,430
Total Liabilities	1,162,050	-	21,643	157,088		21,615		1,362,396

Stockholders' Equity
Class A common stock	11		-	-		3	4C	14
Common stock and additional paid-in capital	-		91,191	-		(91,191)	4D	-
Additional paid-in capital	1,306,146		-	-		182,547	4C	1,488,693
Accumulated deficit	(247,229)		(60,360)	-		60,360	4D	(250,741)
						(3,512)	4F

Accum. other comprehensive income (loss)	970		-	-				970
								-
								-
Total Stockholders' Equity	1,059,898		30,831	-		148,207		1,238,936
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,221,948		$52,474	$157,088		$169,822		$2,601,332

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended January 31, 2022
(in thousands, except per share amounts)

	For the Year Ended January 31, 2022	For the Year Ended December 31, 2021					For the Year Ended January 31, 2022
	Skillsoft (Note 5)	Codecademy (Note 2)	Codecademy Financing Transaction (Note 3)		Codecademy Transaction Accounting Adjustments (Note 4)		Pro Forma Condensed Combined
Revenues:
Total revenues	$662,570	$41,853	$-		$-		$704,423
Operating expenses
Cost of revenues	196,846	5,284	-		-		202,130
Content and software development	71,258	26,084	-		-		97,342
Selling and marketing	161,629	19,336	-		-		180,965
General and administrative	108,986	12,826	-		8,258	4H	130,070
Amortization of intangible assets	164,947	-	-		18,063	4I	183,010
Recapitalization and transaction-related costs	118,352	-			3,512	4F	121,864
Restructuring	5,757	-	-		-		5,757
Operating and formation costs	2,952	-	-		-		2,952
Total operating expenses	830,727	63,530	-		29,833		924,090
Operating income (loss):	$(168,157)	$(21,677)	$-		$(29,833)		$(219,667)
Other income (expense), net	(1,719)	(291)	-		-		(2,010)
Gain on derivative liabilities	(4,160)	-	-		-		(4,160)
Interest income	158	2	-		-		160
Interest expense	(30,381)	-	(13,600)	3B	-		(43,981)
Income (loss) before provision (benefit) for income taxes	(204,259)	(21,966)	(13,600)		(29,833)		(269,658)
Provision for (benefit from) income taxes	(8,192)	(67)	(2,856)		(6,265)	4G	(17,380)
Net loss	$(196,067)	$(21,899)	$(10,744)		$(23,568)		$(252,278)

Earnings per Share
Weighted average Class A shares outstanding	133,143				30,374		163,517
Loss per share (basic and diluted) attributable to Class A common stockholders	$(1.47)						$(1.54)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

($ in thousands)

1. Basis of Presentation

The Unaudited Pro Forma Financial Information has been prepared based on GAAP and pursuant to Regulation S-X and presents the Pro Forma Balance Sheet and Pro Forma Statement of Operations of Skillsoft based upon the historical financial information of Skillsoft and Codecademy, after giving effect to the Mergers.

The Unaudited Pro Forma Financial Information is not necessarily indicative of what Skillsoft’s consolidated balance sheet and statement of operations would have been had the Codecademy Transaction been completed as of the date indicated or will be for any future periods. The Unaudited Pro Forma Financial Information does not purport to project the future financial position of Skillsoft following the Codecademy Transaction. The Unaudited Pro Forma Financial Information reflects accounting adjustments related to the Codecademy Transaction management believes are necessary to present fairly the Skillsoft Pro Forma Balance Sheet assuming the Codecademy Transaction had been consummated as of January 31, 2022 and Pro Forma Statement of Operations assuming the Mergers and the Codecademy Financing Transaction had occurred on February 1, 2021.  The accounting related Codecademy Transaction adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Skillsoft financial condition as a result of the closing of the Codecademy Transaction.

The acquisition of Codecademy is treated as a business combination and accounted for using the acquisition method of accounting, with goodwill and other intangible assets recorded, in accordance with ASC 805, Business Combinations. Accordingly, for accounting purposes, the net assets of Skillsoft are stated at historical cost, with the acquired assets and assumed liabilities of Codecademy stated at fair value in accordance with the acquisition method of accounting. As of the date of this filing, the calculations necessary to estimate the fair values of the assets acquired and liabilities assumed have been performed based on a preliminary purchase price valuation. Skillsoft will continue to refine its identification and valuation of assets acquired and the liabilities assumed as further information becomes available, including refinement of inputs and estimates inherent in (i) the valuation of intangible assets, (ii) deferred income taxes, (iii) realization of tangible assets and (iv) the accuracy and completeness of liabilities.

The Unaudited Pro forma Financial Information and related notes have been prepared utilizing period ends that differ by fewer than one fiscal quarter, as permitted by Regulation S-X. The unaudited Pro forma condensed combined balance sheet as of January 31, 2022 combines the historical balance sheet of Skillsoft as of January 31, 2022 and the historical balance sheet of Codecademy as of December 31, 2021, on a Pro forma basis as if the Codecademy Transaction had been consummated on January 31, 2022. The unaudited Pro forma condensed statement of operations for the year ended January 31, 2022 combines the historical statement of operations of Skillsoft for the year ended January 31, 2022 and the historical statement of operations of Codecademy for the year ended December 31, 2021, on a Pro forma basis as if the Codecademy Transaction had been consummated on February 1, 2021.

The Unaudited Pro Forma Financial Information has been compiled in a manner consistent with the accounting policies adopted by Skillsoft and reflects certain adjustments to the historical financial information of Codecademy to conform to the accounting policies of Skillsoft based on a preliminary review of the accounting policies of Codecademy.

The Unaudited Pro Forma Financial Information should be read in conjunction with the audited consolidated financial statements of Skillsoft as of and for the year ended January 31, 2022 appearing in Skillsoft’s Form 10-K filed with the SEC on April 18, 2022, the unaudited interim financial statements as of and for the period ended April 30, 2022 appearing in Skillsoft’s Form 10-Q filed with the SEC on April 9, 2022 and the audited consolidated financial statements of Codecademy as of and for the year ended December 31, 2021 attached as Exhibit 99.1 to this 8-K/A filing.

The Unaudited Pro Forma Financial Information does not reflect adjustments for any other consummated or probable acquisition or disposition by Skillsoft that is significant in accordance with Regulation S-X Rule 3-05, as amended by Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 20, 2020 because no significant transactions were identified as of the date of the Codecademy acquisition.

2. Codecademy Accounting Policies and Reclassifications

In the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align the combined company financial statement presentations. Management will continue to perform a comprehensive review of Codecademy’s accounting policies following the completion of the Codecademy acquisition. As a result of the review, management may identify differences between the accounting policies of these entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, Skillsoft has identified differences between Skillsoft and Codecademy that would have an impact on the unaudited pro forma condensed combined financial information.

A summary of necessary pro forma adjustment in the unaudited pro forma condensed combined balance sheet as of January 31, 2022 is as follows:

	As of December 31, 2021			As of January 31, 2022
	Codecademy Historical Condensed	Accounting Policies and Reclassifications		Codecademy As Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$45,005	$-		$45,005
Restricted cash	-	-		-
Accounts receivable, net	311	-		311
Prepaid expenses and other current assets	2,338	-		2,338
Total Current Assets	47,654	-		47,654
Property and equipment, net	443	-		443
Goodwill	-	-		-
Intangible assets, net	4,293	(1,920)	2A	2,373
Right of use assets	-	1,238	2B	1,238
Other assets	766	-		766
TOTAL ASSETS	$53,156	$(682)		$52,474
Current liabilities
Accrued expenses and other current liabilities	$3,661	$-		$3,661
Lease liability	-	1,238	2B	1,238
Deferred revenue	16,744	-		16,744
Total Current Liabilities	20,405	1,238		21,643
Deferred tax liabilities	-	-		-
Long-term lease liabilities	-	-		-
Total Liabilities	20,405	1,238		21,643

Stockholders' Equity
Common stock, preferred stock and paid-in capital	91,191	-		91,191
Accumulated deficit	(58,440)	(1,920)	2A	(60,360)
Total Stockholders' Equity	32,751	(1,920)		30,831
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$53,156	$(682)		$52,474

A summary of necessary pro forma adjustment in the unaudited pro forma condensed combined statement of operations for the year ended January 31, 2022 as follows:

	For the Fiscal Year Ended December 31, 2021			For the Fiscal Year Ended January 31, 2022
	Codecademy Historical Condensed	Accounting Policies, Reclassifications, and Eliminations		Pro Forma Condensed Combined
Revenues:
Total revenues	$41,853	$-		$41,853
Operating expenses
Cost of revenues	5,284	-		5,284
Content and software development	24,598	1,486	2A	26,084
Selling and marketing	19,336	-		19,336
General and administrative	12,826	-		12,826
Amortization of intangible assets	-	-		-
Recapitalization and transaction-related costs	-			-
Restructuring	-	-		-
Operating and formation costs	-	-		-
Total operating expenses	62,044	1,486		63,530
Operating income (loss):	$(20,191)	$(1,486)		$(21,677)
Other income (expense), net	(291)	-		(291)
Gain on derivative liabilities	-	-		-
Interest income	2	-		2
Interest expense	-	-		-
Loss before provision for income taxes	(20,480)	(1,486)		(21,966)
Provision for income taxes	(67)	-		(67)
Net loss	$(20,413)	$(1,486)		$(21,899)

2A.

Skillsoft’s accounting policy with respect to content development costs is to expense such costs as incurred whereas Codecademy capitalized certain content development costs.  This adjustment conforms Codecademy’s financial statements to Skillsoft’s policy.

2B.

Skillsoft adopted ASC 842, Leases (“ASC 842”) as of February 1, 2020 and it is reflected in its historical financial statements for all periods subsequent to date of adoption. Codecademy did not adopt ASC 842 and was not required to adopt the standard in Codecademy’s December 31, 2021 consolidated financial statements. To conform Codecademy, a pro forma adjustment was made to reflect the adoption impact of ASC 842 on its financial statements as if it had adopted this standard at the beginning of its fiscal year ended December 31, 2021.

3. Codecademy Financing Transactions

The adjustments included in the unaudited pro forma condensed combined balance sheet as of January 31, 2022 are as follows:

3A.

Reflects debt issuance necessary to fund a portion of the cash consideration of the Codecademy Transaction, the components of which are as follows:

The incremental term loan is assumed to bear interest at a rate of 6.0% per year, payable quarterly in arrears and has an effective interest rate of 7.0% when including the impact of debt issuance costs and original issue discount.  The incremental term loan is assumed to amortize at 1% per year and mature in July 2028.

3B.

Reflects additional interest expense for the incremental term loan necessary to fund the cash portion of consideration.  The interest rate is variable and indexed to SOFR.  A 50 basis point change in SOFR would increase or decrease interest expense on the incremental $160 million in borrowings by approximately $0.8 million.

4. Codecademy Transaction Accounting Adjustments

The estimated consideration for the Codecademy acquisition is as follows:

Cash consideration	$203,434
Equity consideration (1)	182,550
Total estimated consideration	$385,984

(1)	Based on the issuance of 30.4 million shares at a closing price on April 4, 2022 of $6.01 per share.

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Codecademy are recorded at the acquisition date fair values. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effects of the Mergers.

For assets acquired and liabilities assumed, other than right of use assets and lease liabilities, identified intangible assets, goodwill, and deferred revenue, the carrying values were assumed to equal fair value. The final determination of the fair value of certain assets and liabilities will be completed within the one-year measurement period subsequent to the closing of the Codecademy Transaction as required by ASC 805. The acquisition of Codecademy may necessitate the use of this measurement period to adequately analyze and assess a number of the factors used in establishing the asset and liability fair values as of the acquisition date, including the significant contractual and operational factors underlying the tradename, developed technology and customer relationship intangible assets and the assumptions underpinning the related tax impacts of any changes made. Any potential adjustments made could be material in relation to the preliminary values presented. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated consideration for the Codecademy Transaction to the identifiable tangible and intangible assets acquired and liabilities assumed based on Codecademy’s December 31, 2021 balance sheet, with the excess recorded as goodwill:

Codecademy Estimated Goodwill
Cash. cash equivalents and restricted cash	$3,766
Current assets	2,649
Property and equipment, net	443
Intangible assets	112,000
Total assets acquired	118,858
Accrued expenses and other current liabilities	3,660
Deferred revenues	16,744
Deferred tax liabilities	21,615
Total liabilities acquired	42,019
Net assets acquired (a)	76,839
Estimated purchase consideration (b)	385,984
Estimated goodwill (b) - (a)	$309,145

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain impairment indicators are present.  In the event management determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized. Goodwill is primarily attributable to the assembled workforce of Codecademy and opportunity for Skillsoft to penetrate the enterprise market with Codecademy products.  Goodwill recognized is not expected to be deductible for tax purposes.  The table below indicates the estimated fair value of each of the identifiable intangible assets associated with the Mergers:

	Preliminary Estimated Asset Fair Value	Preliminary Weighted Average Useful Life (Years)

Trade name	$44,000	14 years
Developed Technology	40,000	5 years
Content	18,000	5 years
Customer Relationships	10,000	6 years
Total	$112,000
Less: net intangible assets reported on Codecademy's historical financial statements as of December 31, 2021	4,293
Pro forma adjustment	$107,707

The preliminary fair values reflected above were determined in accordance with ASC 820, Fair Value Measurement.  The Codecademy customer relationship fair value was determined using an income approach under a multi-period excess earnings approach whereby the cash flows in excess of those needed to operate contributory assets over a period of time are otherwise attributed to the fair value of the asset. The Codecademy trade name fair value was determined using an income approach with an estimate developed from the relief-from-royalty method and the projected cash savings over an estimated period of time that would otherwise be required to license this asset. The developed technology and content fair assets were valued using a replacement cost approach.  Excess purchase price was allocated to goodwill.

The estimated useful lives were determined based on a review of the time period over which economic benefit is estimated to be generated as well as additional factors. Factors considered include contractual life, the period over which a majority of cash flow is expected to be generated or management’s view based on historical experience with similar assets.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements for the purchase price allocation and other transaction adjustments are as follows:

4A.

Represents estimated cash that will be retained by the seller in accordance with the terms of the merger agreement whereby any cash in excess of $3 million at the closing date will not be transferred to the buyer.

4B.	Reflects payment of approximately $203.4 million, representing the cash consideration component of the purchase price.
4C.

Reflects issuance of 30.4 million shares of Common Stock representing equity consideration of $182.5 million based and a closing price of Common Stock of $6.01 per share on the April 4, 2022 acquisition date.

4D.	Reflects the elimination of previously issued and outstanding shares of common stock of Codecademy at the date of the Codecademy Transaction and accumulated deficit balance.
4E.

Reflects the increase in intangible assets and goodwill due to the step up in fair value adjustments recognized as part of the Codecademy Transaction based on the preliminary purchase price allocation.

4F.

Reflects the settlement and payment of estimated transaction costs related to the Mergers, including, among others, fees paid for financial advisors, legal services, and professional accounting services. These transaction costs are not reflected in the historical consolidated balance sheet of Skillsoft or Codecademy.

4G.

Reflects adjustments for the tax impact on the pro forma adjustments at the U.S. federal statutory tax rate of 21% as of January 31, 2022 resulting from the acquisition. The effective tax rate of Skillsoft following the Mergers could be significantly different than what is presented within the unaudited pro forma financial information based on several factors including geographic mix of our taxable income or legal entity structure, among others.

4H.	Reflects additional stock-based compensation expense that would have been recognized had the Mergers occurred as of February 1, 2021.
4I.

Reflects additional amortization expense as if the Mergers had occurred as of February 1, 2021. Amortization expense is based on the fair value of the amortizable assets and the estimated economic useful life of the identified intangible assets.

5. Predecessor Pro Forma Statement of Operations

On October 12, 2020, Software Luxembourg Holding S.A. (“Software Luxembourg”) and Churchill Capital Corp II, a Delaware corporation (“Churchill”), entered into an Agreement and Plan of Merger (the “Skillsoft Merger Agreement”) by and between Churchill and Software Luxembourg.  Pursuant to the terms of the Skillsoft Merger Agreement, a business combination between Churchill and Software Luxembourg was effected through the merger of Software Luxembourg with and into Churchill (the “Skillsoft Merger”), with Churchill being the surviving company. On June 11, 2021, Churchill completed its acquisition of Software Luxembourg, and changed its corporate name from Churchill to Skillsoft Corp.  In addition, the Company changed its fiscal year end from December 31 to January 31.  On June 11, 2021, the Company completed the acquisition of Albert DE Holdings Inc. (“Global Knowledge” and such acquisition, the “Global Knowledge Merger”).  The unaudited condensed consolidated statement of operations included herein have been calculated on a pro forma basis as if each of these transactions occurred on February 1, 2021.

A summary of the Pro Forma Statement of Operations for predecessor entities for the year ended January 31, 2022 is as follows:

	Predecessor Companies for the period from February 1, 2021 to June 11, 2021			Successor Company for the Period from June 12, 2021 to January 31, 2022	For the Fiscal Year Ended January 31, 2022
	Churchill Capital Corp II (Note 6)	Software Luxembourg (Note 7)	Global Knowledge (Note 8)	Skillsoft Corp. (Note 9)	Skillsoft Pro Forma Condensed Combined
Revenues:
Total revenues	$-	$163,031	$71,785	$427,754	$662,570
Operating expenses
Cost of revenues	-	35,881	34,551	126,414	196,846
Content and software development	-	24,084	492	46,682	71,258
Selling and marketing	-	36,198	16,404	109,028	161,629
General and administrative	-	17,217	19,765	72,004	108,986
Amortization of intangible assets	-	51,384	17,034	96,529	164,947
Recapitalization and transaction-related costs	59,121	47,760	-	11,471	118,352
Restructuring	-	(703)	2,764	3,696	5,757
Operating and formation costs	2,952	-	-	-	2,952
Total operating expenses	62,073	211,820	91,010	465,824	830,727
Operating income (loss):	$(62,073)	$(48,789)	$(19,225)	$(38,070)	$(168,157)
Other income (expense), net	-	(493)	624	(1,850)	(1,719)
Gain on derivative liabilities	(22,501)	900	-	17,441	(4,160)
Interest income	-	64	-	94	158
Interest expense	-	(10,904)	-	(19,477)	(30,381)
Income (loss) before provision (benefit) for income taxes	(84,574)	(59,222)	(18,601)	(41,862)	(204,259)
Provision (benefit) for income taxes	2	(5,021)	(149)	(3,025)	(8,192)
Net income (loss)	$(84,576)	$(54,202)	$(18,452)	$(38,837)	$(196,067)

6. Churchill Capital Corp II Pro forma Adjustments

A summary a pro forma adjustments to the Churchill Capital Corp II historical financial statements for the year ended January 31, 2022 is as follows:

	For the period from February 1, 2021 to June 11, 2021
	Churchill Capital Corp II	Pro Forma Adjustments		Pro Forma Condensed Combined
Revenues:
Total revenues	$-			$-
Operating expenses
Cost of revenues	-			-
Content and software development	-	-		-
Selling and marketing	-	-		-
General and administrative	-	-		-
Amortization of intangible assets	-	-		-
Impairment of goodwill	-	-		-
Recapitalization and transaction-related costs	59,121	-		59,121
Restructuring	-	-		-
Operating and formation costs	2,952	-		2,952
Total operating expenses	62,073	-		62,073
Operating income (loss):	$(62,073)	$-		$(62,073)
Other income (expense), net	60	(60)	6A	-
(Loss) gain on derivative liabilities	(51,282)	28,781	6B	(22,501)
Reorganization items, net	-	-		-
Interest income	-	-		-
Interest expense	-	-		-
(Loss) income before provision (benefit) for income taxes	(113,295)	28,721		(84,574)
Provision (benefit) for income taxes	2	-		2
Net (loss) income	$(113,297)	$28,721		$(84,576)

The pro forma adjustments above consist of the following:

6A.	Reflects the removal of interest income earned on Churchill’s marketable securities
6B.

Reflects (i) the recognition of a $27.7 million and $0.2 million loss related to a subscription agreement with a PIPE investor for the year ended January 31, 2022 and for the period from February 1, 2021 to June 11, 2021, respectively, and (ii) a $1.0 million loss and $0.6 million gain on a conversion feature of a note receivable used to fund working capital for the year ended January 31, 2022 and for the period from February 1, 2021 to June 11, 2021, respectively.

7. Software Luxembourg Pro forma Adjustments

A summary a pro forma adjustments to the Software Luxembourg historical financial statements for the year ended January 31, 2022 is as follows:

	For the period from February 1, 2021 through June 11, 2021
(amounts in thousands)	Skillsoft Predecessor Basis	Pro Forma Adjustments		Pro Forma Skillsoft
Revenues:
Total revenues	$139,636	$23,395	7A	$163,031
Operating expenses
Cost of revenues	35,881	-		35,881
Content and software development	24,084	-		24,084
Selling and marketing	41,940	(5,742)	7B	36,198
General and administrative	17,217	-		17,217
Amortization of intangible assets	50,902	482	7C	51,384
Impairment of goodwill	-	-		-
Recapitalization and transaction-related costs	6,938	40,822	7D	47,760
Restructuring	(703)	-		(703)
Total operating expenses	176,259	35,561		211,820
Operating loss:	$(36,623)	$(12,166)		$(48,789)
Other expense, net	(493)	-		(493)
Reorganization items, net	-	-		-
Loss on derivative instruments	900	-		900
Interest income	64	-		64
Interest expense, net	(16,820)	5,916	7E	(10,904)
Income (loss) before provision for income taxes	(52,972)	(6,250)		(59,222)
Provision for income taxes	(3,708)	(1,313)	7F	(5,021)
Net income (loss)	$(49,264)	$(4,938)		$(54,202)

7A.

Reflects the elimination of deferred revenue “fresh start reporting” and fair value adjustments recorded in Skillsoft’s historical periods based on the assumed adoption of ASU 2021-08 – Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”) as of February 1, 2021, which requires deferred revenue to be recognized using the revenue recognition guidance in Accounting Standards Codification Topic 606 rather than fair value.

7B.

Reflects the reduction of commissions expense based due to the assumed elimination of Skillsoft’s deferred contract acquisition costs as of February 1, 2021 which were replaced by the establishment of customer relationship assets and corresponding increases to amortization expense.

7C.

Reflects adjustments to amortization expense assuming as if the Skillsoft Merger had occurred as of February 1, 2021. Amortization expense is based on the fair value of the amortizable assets and the estimated economic useful life of the identified intangible assets.

7D.

Reflects transaction costs incurred by Skillsoft related to the acquisition by Churchill Capital Corp II. including, among others, fees paid for financial advisors, legal services and professional accounting services. These transaction costs were incurred during the period from June 11, 2021 to January 31, 2022 but have been reclassified to the earliest period presented as if the acquisitions had occurred on February 1, 2021.

7E.	Reflects adjustment to interest expense based on the current capital structure in place after completion of the Skillsoft Merger and Global Knowledge Merger.
7F.

Reflects adjustments for the tax impact on the pro forma adjustments at the US federal statutory tax rate of 21%. The prospective effective tax rate of the combined company could be significantly different than what is presented within the unaudited pro forma financial information based on several factors including geographic mix of our taxable income or legal entity structure and tax planning strategies, among other things.

8. Global Knowledge Pro Forma Adjustments

A summary of pro forma adjustments to the Global Knowledge historical financial statements for the year ended January 31, 2022 is as follows:

	For the period from February 1, 2021 through June 11, 2021
(amounts in thousands)	Global Knowledge Predecessor Basis	Pro Forma Adjustments		Pro Forma Global Knowledge
Revenues:
Total revenues	$71,932	$(147)	8A	$71,785
Operating expenses
Cost of revenues	34,698	(147)	8A	34,551
Content and software development	492	-		492
Selling and marketing	16,404	-		16,404
General and administrative	19,765	-		19,765
Amortization of intangible assets	2,646	14,388	8B	17,034
Impairment of goodwill	-	-		-
Recapitalization and transaction-related costs	-	-		-
Restructuring	2,764	-		2,764
Total operating expenses	76,769	14,241		91,010
Operating loss:	$(4,837)	$(14,388)		$(19,225)
Other expense, net	624	-		624
Reorganization items, net	-	-		-
Loss on derivative instruments	-	-		-
Interest income	-	-		-
Interest expense, net	(11,970)	11,970	8C	-
Income (loss) before provision for income taxes	(16,183)	(2,418)		(18,601)
Provision for income taxes	359	(508)	8D	(149)
Net income (loss)	$(16,542)	$(1,910)		$(18,452)

8A.	Reflects the elimination of historical intercompany revenues and cost of revenues between Skillsoft and Global Knowledge.
8B.

Reflects adjustments to amortization expense assuming as if the Global Knowledge Merger had occurred as of February 1, 2021. Amortization expense is based on the fair value of the amortizable assets and the estimated economic useful life of the identified intangible assets.

8C.	Reflects the elimination of interest expense for historical periods. See Note 5 for pro forma interest of the combined company.
8D.

Reflects adjustments for the tax impact on the pro forma adjustments at the US federal statutory tax rate of 21%. The prospective effective tax rate of the combined company could be significantly different than what is presented within the unaudited pro forma financial information based on several factors including geographic mix of our taxable income or legal entity structure and tax planning strategies, among other things.

9. Skillsoft Corp Pro forma Adjustments

A summary a pro forma adjustments to the Skillsoft Corp historical financial statements for the period from February 1, 2021 to June 11, 2021 is as follows:

	For the period from June 12, 2021 through January 31, 2022
(amounts in thousands)	Skillsoft Successor Basis	Pro Forma Adjustments		Pro Forma Skillsoft
Revenues:
Total revenues	$427,754	$-		$427,754
Operating expenses
Cost of revenues	126,414	-		126,414
Content and software development	46,682	-		46,682
Selling and marketing	106,110	2,918	9A	109,028
General and administrative	72,004	-		72,004
Amortization of intangible assets	95,922	607	9B	96,529
Impairment of goodwill	-	-		-
Recapitalization and transaction-related costs	20,194	(8,723)	9C	11,471
Restructuring	3,696	-		3,696
Total operating expenses	471,022	(5,198)		465,824
Operating loss:	$(43,268)	$5,198		$(38,070)
Other expense, net	(1,850)	-		(1,850)
Reorganization items, net	-	-		-
Loss on derivative instruments	17,441	-		17,441
Interest income	94	-		94
Interest expense, net	(24,366)	4,889	9D	(19,477)
Income (loss) before provision for income taxes	(51,946)	10,087		(41,862)
Provision for (benefit from) income taxes	(5,143)	2,118	9E	(3,025)
Net income (loss)	$(46,806)	$7,969		$(38,837)

9A.

Reflects the increase in commissions expense due to the assumed elimination of Skillsoft’s deferred contract acquisition costs as of February 1, 2021 which were replaced by the establishment of customer relationship assets and corresponding increases to amortization expense.

9B.

Reflects adjustments to amortization expense assuming as if the Skillsoft Merger had occurred as of February 1, 2021. Amortization expense is based on the fair value of the amortizable assets and the estimated economic useful life of the identified intangible assets.

9C.

Reflects transaction costs incurred by Skillsoft related to the acquisition by Churchill Capital Corp II. including, among others, fees paid for financial advisors, legal services and professional accounting services. These transaction costs were incurred during the period from June 11, 2021 to January 31, 2022 but have been reclassified to the earliest period presented as if the acquisitions had occurred on February 1, 2021.

9D.	Reflects adjustment to interest expense based on the current capital structure in place after completion of the Skillsoft Merger and Global Knowledge Merger.
9E.

Reflects adjustments for the tax impact on the pro forma adjustments at the US federal statutory tax rate of 21%. The prospective effective tax rate of the combined company could be significantly different than what is presented within the unaudited pro forma financial information based on several factors including geographic mix of our taxable income or legal entity structure and tax planning strategies, among other things.